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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 9, 2001
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               (Date of Report: Date of earliest event reported)


                         STARNET PACIFIC COMPANY LIMITED
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            (Exact name of registrant as specified in its charter)


        NEVADA                     0-30825             87-0377162
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



Unit 904, Sino Plaza, 255 Gloucester Road, Causeway Bay, Hong Kong, SAR, China
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (852) 2834-9800
                                                    ---------------

                  Verland Bio-High Tech Investment Co. Ltd.
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        (Former name or former address, if changed since last report)












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                              ITEM 5. OTHER EVENT

On January 9, 2001, pursuant to the majority consent of the shareholders, the registrant filed an amendment to its articles of incorporation with the Secretary of State of the State of Nevada, changing the registrant's name to StarNet Pacific Company Limited.

As a result of the name change, the NASD has assigned the registrant's common stock a new symbol for trading on the NASD's OTC Bulletin Board. The new symbol issued by the NASD is "SNPF" replaced the registrant's former symbol "VLND" effective January 11, 2001.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

(c)(1)  Exhibits.  The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number      Title of Document                        Location
-------     ---------   -----------------                        --------
  3         3.01        Certificate of Amendment to the
                        Articles of Incorporation of Verdland
                        Bio-High Tech Investment Co., Inc.       This Filing


                        ITEM 8.  CHANGE IN FISCAL YEAR

On January 15, 2001, the Board of Directors of the registrant determined to change its fiscal year end from March 31, which was the fiscal year used in its most recent filing with the Commission, to December 31. The report covering the nine-month transition period ending December 31, 2000, will be filed with the Commission on Form 10-KSB.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         STARNET PACIFIC COMPANY LIMITED

Date: January 17, 2001                   /S/ Guo Jian Xin, President